UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     PowerShares Exchange-Traded Fund Trust
             (Exact Name of Registrant as Specified in Its Charter)


               Massachusetts                       (See Next Page)
 (State of Incorporation or Organization)  I.R.S. Employer Identification No.)




      855 West Prarie Avenue, Wheaton, Illinois           60187
       (Address of principal executive offices)         (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                          Name of Each Exchange on Which
to be so Registered:                        Each Class is to be so Registered:
-------------------                         ---------------------------------

Shares of beneficial interest,                American Stock Exchange LLC
par value $0.01 per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
                             333-102228; 811-21265.

                     Securities to be registered pursuant to
                           Section 12(g) of the Act:

                                     NONE

Item 1.  Description of Registrant's Securities to be Registered.

A description of the shares of beneficial interest, $.01 par value, of PowerShares Exchange-Traded Fund Trust (the "Trust") to be registered hereunder is set forth in the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-102228; 811-21265), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust is an "index fund" currently consisting of thirty-five separate investment portfolios. Each of the Trust's thirty-five investment portfolios and their respective I.R.S. Employer Identification Numbers are as follows:

PowerShares Dynamic Market Portfolio                                 01-0772019
PowerShares Dynamic OTC Portfolio                                    01-0772023
PowerShares Golden Dragon Halter USX China Portfolio                 20-1794103
PowerShares High Yield Equity Dividend AchieversTM Portfolio         36-7435619
PowerShares WilderHill Clean Energy Portfolio                        36-7435603
PowerShares Dynamic Large Cap Growth Portfolio                       20-6401407
PowerShares Dynamic Large Cap Value Portfolio                        20-6401441
PowerShares Dynamic Mid Cap Growth Portfolio                         20-6401456
PowerShares Dynamic Mid Cap Value Portfolio                          20-6401471
PowerShares Dynamic Small Cap Growth Portfolio                       20-6401505
PowerShares Dynamic Small Cap Value Portfolio                        20-6401536
PowerShares Dynamic Biotechnology & Genome Portfolio                 34-2044003
PowerShares Dynamic Food & Beverage Portfolio                        20-6578662
PowerShares Dynamic Leisure and Entertainment Portfolio              20-6578674
PowerShares Dynamic Media Portfolio                                  34-2044007
PowerShares Dynamic Networking Portfolio                             20-6578723
PowerShares Dynamic Pharmaceuticals Portfolio                        20-6578745
PowerShares Dynamic Semiconductors Portfolio                         20-6578768
PowerShares Dynamic Software Portfolio                               20-6578777
PowerShares Zacks Micro Cap Portfolio                                22-3915830
PowerShares Dividend AchieversTM Portfolio                           30-0327727
PowerShares High Growth Rate Dividend AchieversTM Portfolio          22-3915831
PowerShares International Dividend AchieversTM Portfolio             22-3915833
PowerShares Aerospace & Defense Portfolio                            20-3412390
PowerShares Lux Nanotech Portfolio                                   20-3412525
PowerShares Dynamic Building & Construction Portfolio                20-3413546
PowerShares Dynamic Energy Exploration & Production Portfolio        20-3428152
PowerShares Dynamic Insurance Portfolio                              20-3428205
PowerShares Dynamic Oil & Gas Services Portfolio                     20-3428257
PowerShares Dynamic Retail Portfolio                                 20-3428312
PowerShares Dynamic Utilities Portfolio                              20-3428397
PowerShares Dynamic Hardware & Consumer Electronics Portfolio        34-2044006
PowerShares Dynamic Telecommunications & Wireless Portfolio          34-2044011
PowerShares Value Line Timeliness(TM) Select Portfolio               20-2510169
PowerShares Water Resources Portfolio                                16-1739029

Item 2.  Exhibits

1. The Trust's Amended and Restated Declaration of Trust is included as Exhibit
(a)(1) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

2. The Trust's By-Laws is included as Exhibit (b) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

3. A form of specimen certificate of beneficial interest, $.01 par value is included as Exhibit (d)(1) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         POWERSHARES EXCHANGE-TRADED FUND TRUST

Date:  December 1, 2005                 By:    /s/ H. Bruce Bond
                                                -------------------------------
                                                H. Bruce Bond
                                                Chief Executive Officer